As filed with the Securities and Exchange Commission on November 1, 1999

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                 CITIGROUP INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         52-1568099
      (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                    identification number)

                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            STEPHANIE B. MUDICK, ESQ.
                        GENERAL COUNSEL -- CORPORATE LAW
                                 CITIGROUP INC.
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000
       (Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                           Amount to be            Proposed               Proposed
Title of securities to be registered        registered         maximum aggregate      maximum aggregate    Amount of registration
                                                              price per unit (1)       offering price                fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock par value $.01.........      300,000 shares            $48.96875             $14,690,625              $4,084
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 and based on the average of the high and low prices of the Common Stock on October 26, 1999


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

[FLAG]
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 1, 1999
PROSPECTUS
                                 CITIGROUP INC.

                        TRAVELERS PROPERTY CASUALTY CORP.
              AGENCY CAPITAL ACCUMULATION PLAN FOR CITIGROUP STOCK

                         300,000 shares of Common Stock

      The shares are traded on the New York Stock Exchange and Pacific Exchange,
Symbol: C

         Under the Travelers Property Casualty Corp. Agency Capital Accumulation Plan for Citigroup Stock, restricted shares and agency shares of common stock of Citigroup Inc. will be used to attract and retain key insurance agencies of Travelers Property Casualty Corp. and its subsidiaries. The agencies receiving restricted shares must meet eligibility conditions and agree to receive the shares in place of a portion of cash compensation. The price of the restricted shares is based on Citigroup's stock price discounted by 25%. The restricted shares have restrictions imposed on them and may be forfeited in certain circumstances. The agencies receiving agency shares will be selected by the committee administering the Plan, which will also determine the restrictions and conditions placed on agency shares.

        This prospectus explains:

        o  how the agencies can participate

        o  the requirements for receiving the shares

        o  how the share price is calculated

        o  restrictions on the shares

        o  the forfeiture policy if certain requirements are not met

        o  other aspects of the Plan

         Citigroup indirectly owns a majority of the outstanding common stock of Travelers Property Casualty Corp., which sponsors the Agency Capital Accumulation Plan for Citigroup Stock. Where required, Salomon Smith Barney Inc., a registered broker-dealer, will act as the agent on Citigroup's behalf. Citigroup does not pay any underwriting discount or commission in connection with these shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS COMPLETE OR TRUTHFUL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      PROSPECTUS DATED ___________ __, 1999

                                TABLE OF CONTENTS



CITIGROUP...................................................................3

TRAVELERS...................................................................3

TRAVELERS PROPERTY CASUALTY CORP. AGENCY CAPITAL
    ACCUMULATION PLAN FOR CITIGROUP STOCK...................................4
     General Information ...................................................4
     Description of the Plan................................................4
     Restricted Stock.......................................................6
     Agency Stock...........................................................7
     Administration of the Plan.............................................7
     Relationship Among Citigroup, Travelers and the Agency.................8
     Certain Federal Income Tax Consequences................................8
     Change of Control......................................................9
     Amendments to or Discontinuance of the Plan............................9

USE OF PROCEEDS.............................................................9

WHERE YOU CAN FIND MORE INFORMATION.........................................10

LEGAL MATTERS...............................................................11

EXPERTS.....................................................................11

ANNEX A: THE PLAN............................................................A-1

                                    CITIGROUP

         Citigroup Inc. is a holding company formerly known as Travelers Group Inc. Citigroup indirectly owns approximately 84% of the outstanding common stock of Travelers Property Casualty Corp. Citigroup's businesses provide a broad range of financial services to consumer and corporate customers around the world. Among these businesses are Citibank, CitiFinancial, Primerica Financial Services, Salomon Smith Barney, SSB Citi Asset Management, Travelers Life and Annuity and Travelers Property Casualty.

         Citigroup services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with regulatory requirements imposed on them by federal bank regulatory authorities, state insurance departments and securities regulators. Citigroup's subsidiaries may be party to credit agreements that restrict their ability to pay dividends. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

         Under longstanding policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citigroup may be required to commit resources to its subsidiary banks.

         Citigroup's principal executive offices are located at 153 East 53rd Street, New York, New York 10043, and its telephone number is (212) 559-1000.

                                    TRAVELERS

         Travelers Property Casualty Corp. is an insurance holding company chartered in 1996 in Delaware. Through its subsidiaries it is engaged in the property and casualty insurance business in all states of the United States, the District of Columbia, Puerto Rico and Guam. The term "Travelers" in this prospectus refers to Travelers Property Casualty Corp. and its consolidated subsidiaries.

         Travelers' home office is located at One Tower Square, Hartford, Connecticut 06183, and its telephone number is (860) 277-0111.

                        TRAVELERS PROPERTY CASUALTY CORP.
              AGENCY CAPITAL ACCUMULATION PLAN FOR CITIGROUP STOCK

GENERAL INFORMATION

         Under the Plan, Citigroup issues restricted stock to eligible agencies that elect to participate. By participating in the Plan, the agencies will receive awards of restricted stock instead of cash for a portion of their performance plus payments. Under the Plan, Citigroup may also issue agency stock to eligible agencies selected by Citigroup's Personnel, Compensation and Directors Committee or its designee, which is called the "Committee" in this prospectus.

         The Board of Directors of Travelers authorized the Plan on October 19, 1999; it will become effective on November 1, 1999. The Plan enables Travelers to attract, retain and motivate independent property-casualty insurance agencies. The Plan allows Travelers to compensate the agencies for their contributions to the growth and profits of Travelers and its parent, Citigroup. It also encourages the agencies to own Citigroup common stock. The Plan will operate in conjunction with the Travelers Property Casualty Corp. Agency Capital Accumulation Plan, which is called the "TAP CAP Plan" in this prospectus.

         Below is a summary of the Plan. If there are any discrepancies between this summary and the full text of the Plan, attached as Annex A, the text of the Plan takes precedence.

DESCRIPTION OF THE PLAN

         Eligibility. The Plan allows for awards of restricted stock or agency stock to eligible agencies selected by the Committee. Restricted stock has forfeiture provisions and time restrictions on the holders' ability to transfer the stock. Agency stock has fewer or different restrictions on the holders' ability to transfer the stock. To be eligible for restricted stock awards, agencies must earn a minimum performance plus payment in the calendar year for which an election of restricted stock award is made. The current minimum performance plus payment is $5,000 but this amount may be changed at any time by the Committee. The minimum performance plus payment must be earned in either the Commercial Lines, Personal Lines or Bond. Performance plus payments cannot be combined from Commercial Lines, Personal Lines or Bond to obtain the minimum performance plus payment.

         Awards of Restricted Stock. Eligible agencies that choose to participate in the Plan will receive awards of restricted stock instead of cash payment of a percentage of the participant's performance plus payment represented by the award. The Committee will determine the awards based on Travelers's recommendations and each eligible agency's election to participate. For each eligible agency or group of agencies, the Committee will determine:

        o  the number of shares to be awarded,

        o the minimum performance plus payment that must be earned to be eligible for an award,

        o the minimum and maximum level of stock -- based on a percentage of the performance plus payment -- available to agencies that qualify for awards,

        o  the frequency of awards, and

        o all other terms and conditions that apply to Plan participation and the awards.

        Percentage Participation. Agencies that are eligible to receive restricted stock under the Plan will be asked to elect to participate during each annual enrollment period for the Plan. Participants will specify the percentage of their performance plus payment to be paid in restricted stock. An agency may be asked to elect to participate in the Plan before knowing if it is eligible to participate in the Plan. The current guidelines for the Plan allow participants to elect restricted stock awards which will be divided between the Plan and the TAP CAP Plan as determined by the Committee and that in total will be at least 10% but not more than 50% of performance plus payments. For purposes of these calculations, performance plus payments will include the discounted value of any award of restricted stock. Fractional shares of restricted stock will be paid in cash. If there is an adjustment to the performance plus payment after an award of restricted stock under the Plan, Travelers may pay the adjustment amount entirely in cash.

         Agencies making elections under the Plan must meet all administrative guidelines adopted by the Committee from time to time, including ensuring that elections are received on time. Once a percentage election to receive the restricted stock is made, it cannot be revoked or changed, and participation must continue throughout the calendar year. An agency can only discontinue participation or modify its percentage elections during the enrollment period for the next calendar year.

         Discounted Price of Restricted Stock. The price of the restricted stock will be based on the fair market value of Citigroup stock and then discounted. The Citigroup stock price used will be an average of the closing prices for Citigroup on the New York Stock Exchange for the five trading days before the award date. That average price will be discounted by 25%.

         The Committee may determine that another discount rate should be used to reflect the impact of the stock's restrictions and its potential for forfeiture. The Committee may also choose an alternate way to determine the Citigroup stock price to be discounted.

         Awards of Agency Stock. Eligibility for agency stock awards is determined by the Committee. Agencies chosen by the Committee need not be participants under the restricted stock portion of the Plan. The agency stock will be issued by Citigroup under the terms of the Plan to agencies selected by the Committee. Awards of agency stock will be in addition to any cash or other compensation, including restricted stock awards, paid to an agency. The number of shares of agency stock awarded under the Plan may be determined by a formula or formulas approved by the Committee or may be determined by the Committee individually on a case by case basis. For any award of agency stock, the Committee will determine:

        o  the number of shares of agency stock to be awarded,

        o  the frequency of awards, and

        o  any other terms and conditions of the awards.

RESTRICTED STOCK

         Transfer Restrictions. Agencies that receive an award of restricted stock may not transfer or pledge the restricted stock for three years after the award date. This restriction does not prohibit the agency from entering into agreements with its producers with respect to rights and limitations associated with the stock. However, these producers will have no rights under the Plan, and neither Travelers, Citigroup nor their affiliates will have any liability under such agreements. The Plan does not allow funds or securities held under the Plan to have any liens attached.

         The Committee reserves the right to:

         o  change or extend the restricted period,

         o  provide for alternative restrictions during an extension,

         o  provide for the lapse of restrictions in installments, and

         o  accelerate or waive any restrictions in whole or in part.

         Dividends and Voting Rights. Holders of restricted stock may receive regular dividends or dividend equivalents during the restricted period. Generally, during the restricted period, a holder may direct the vote of his or her shares. The Plan Administrator will vote the shares according to the instructions it receives from the restricted stock holders. The Plan Administrator will vote restricted stock for which no instructions are received in proportion to the votes that were received.

         Vesting and Forfeiture. When the restricted period ends (or if the restrictions are waived), the agency, as shareholder, will have full power over the shares. Shareholders may be allowed to sell these shares to Citigroup or to an affiliate. If repurchased by Citigroup, the shares may be used for future awards under the Plan. Citigroup has no commitment to purchase any shares.

         In order to keep the shares it has been awarded, each agency must continue to maintain certain levels of performance throughout the restricted period. Forfeiture will be based on a separate determination of performance in each line of business in which the award was granted. The determination of performance for each award will be made in each calendar year that transfer restrictions apply to the award. If a participant's written premiums in a line of business are reduced by 50% or more from the premiums written in the year on which the award was based, the participant will forfeit all restricted stock awarded in that line for the year on which the award was based. Forfeiture determinations will be made separately for each award in each line of business.

         An agency will also forfeit all restricted stock awards outstanding if, for any reason, it fails to maintain its general agency agreement with Travelers throughout the restricted period.

         If the participant has to forfeit restricted stock, the participant will have no further rights in the restricted stock or in the performance plus payment on which the restricted stock award was made. Performance plus payments made in cash will not be forfeited.

AGENCY STOCK

         Shares of agency stock under the Plan will not be subject to the limitations imposed on the restricted stock unless the Committee determines to impose those or other restrictions.

ADMINISTRATION OF THE PLAN

         The Committee. The Committee is made up of eight members, none of whom are employees of Citigroup. The Committee may delegate some or all of its authority.

         Powers of the Committee.  The Committee has the exclusive right to:

        o  designate eligible agencies,

        o  determine eligibility requirements,

        o determine minimum and maximum compensation payable in restricted stock and all other terms of participation,

        o  designate agencies that can receive agency stock,

        o determine and/or modify the conditions of vesting and forfeiture and other terms and conditions of the awards under the Plan, and

        o make all other determinations in the interpretation and administration of the Plan.

        The Committee has the authority to administer and interpret the Plan, and its decisions are final, binding and conclusive. Any claims or disputes relating to the awards granted under the Plan will be resolved by arbitration, according to the rules and procedures of the American Arbitration Association.

        Reports. At least once a year, Citigroup will send each participating agency a report on the amount and status of its award(s). Participating agencies may request additional information about the Plan and its administrators by contacting Travelers Property Casualty Corp., Attention: Agency Compensation Department, One Tower Square, Hartford, CT 06183; telephone number (860) 277-7673.

        Authorized Shares. Three hundred thousand (300,000) shares of common stock may be issued under the Plan. These shares may be a new issuance of shares or may be purchased from the open market and reissued as awards. The total number of shares may be increased or decreased, as determined by the Committee, due to a stock dividend, recapitalization, stock split or other transaction that materially affects the common stock.

        Award Agreements and Stock Certificates. Generally, an agency has no rights to a restricted stock award or an agency stock award that contains restrictions until it signs and returns a restricted stock award agreement. Any stock certificate registered in the agency's name will contain a legend describing the terms and restrictions that apply to the stock awarded. At its option, Citigroup may make a book entry -- i.e., a computerized or manual entry -- in its records to evidence an award.

         Citigroup's book entry system consists of a computerized tracking system which records items such as awards, transactions, elections and proxy mailings. Citigroup's records are binding on the agencies.

         Once the restricted period is over, agencies may direct Citigroup to issue certificates to other individuals or to credit their Salomon Smith Barney brokerage accounts with all or a portion of the common stock. This must be done in writing, and neither Citigroup, Travelers nor their affiliates will have any liability in connection with these transactions.

         The Committee may require Citigroup to hold any stock certificate issued in connection with the restricted stock or the agency stock until the restricted period is over.

RELATIONSHIP AMONG CITIGROUP, TRAVELERS AND THE AGENCY

         The Plan described in this prospectus is for the benefit of eligible agencies only. Travelers and the agency enter into the agreement for the restricted stock award or for an agency stock award with restrictions. Agreements between an agency and its producers do not create any legal obligations on the part of Citigroup, Travelers or any of their affiliates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THE DESCRIPTIONS OF THE TAX TREATMENT IN THIS PROSPECTUS ARE BASED ON THE U.S. FEDERAL INCOME TAX LAWS AND THE INTERPRETATION AND APPLICATION OF THOSE LAWS AS OF THE DATE OF THIS PROSPECTUS. REGARDLESS OF THE AGENCY'S TAXPAYING STATUS, THE AGENCY SHOULD CONSULT ITS TAX ADVISOR TO DETERMINE THE APPLICABILITY OR INTERPRETATION OF ANY STATE, LOCAL AND FOREIGN TAX LAWS THAT MAY BE RELEVANT TO ITS PARTICULAR TAX SITUATION. FUTURE LEGISLATION MAY CHANGE THE CURRENT TAX LAWS; THESE CHANGES WOULD TAKE PRECEDENCE OVER THE INTERPRETATION IN THIS PROSPECTUS AND OTHER AWARD-RELATED COMMUNICATIONS.

         Restricted Stock. Generally, an agency must include in ordinary income an amount equal to the fair market value of the restricted stock at the time the restricted stock is no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code. Restricted stock is no longer subject to a substantial risk of forfeiture upon the expiration of the restricted period. If, for any reason, the agency forfeits the award of restricted stock, the forfeiture will not give rise to the recognition of income or loss. Any tax or other amount will be withheld as required on the amount of ordinary income attributable to the restricted stock, based on the fair market value of the award at that time.

         83(b) election. An agency may elect pursuant to Section 83(b) of the Internal Revenue Code -- which is commonly referred to as an "83(b) election" -- to include as income in the year the restricted stock is transferred to the agency by the company -- i.e., the taxable year in which the award is granted -- an amount equal to the fair market value of the restricted stock on the date of the award, as if the restricted stock were unrestricted and could be sold or transferred immediately. If the agency makes an 83(b) election, the agency will not be subject to taxation at the time the restricted stock is no longer subject to a substantial risk of forfeiture. If the agency subsequently forfeits stock subject to the 83(b) election, no deduction or tax refund will be allowed for the amount included as income as a result of the 83(b) election. The agency is responsible for making the 83(b) election and timely filing it with the Internal Revenue Service within thirty days of the award date.

         An agency's tax basis for the restricted stock equals the amount of ordinary income recognized by the agency with respect to the restricted stock. Once the restricted period expires, if shares are sold, an agency will generally recognize capital gain or loss if the restricted stock has been held as a capital asset. The capital gain or loss will be treated as long-term if the stock sold was held for more than one year. The holding period for capital gains treatment begins when the restricted period expires, unless the agency has made an 83(b) election, in which event the holding period begins on the award date.

         Dividends. Dividends distributed on shares of restricted stock during the restricted period are taxable to the agency as compensation -- assuming that the agency has not made an 83(b) election -- and taxes or other amounts will be withheld as required on those dividend payments. Citigroup will generally be entitled to a deduction, for federal income tax purposes, with respect to those dividends. If the agency has made an 83(b) election, then dividends will be taxable to the agency as dividend income, and Citigroup generally will not be entitled to a deduction for these amounts.

CHANGE OF CONTROL

         If there is a change of control, as defined in the Plan, all restrictions on the restricted stock awards will immediately lapse. A change of control may consist of one or more events.

AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN

         The Board of Directors of Citigroup may terminate, amend or modify the Plan at any time. However, the Board cannot make any change that would adversely affect an agency's existing award without that agency's consent.

                                 USE OF PROCEEDS

         Citigroup will not receive cash proceeds from agencies in connection with issuing stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         As required by the Securities Act of 1933, Citigroup filed a registration statement with the Securities and Exchange Commission -- registration no. 333-_____ -- relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information.

         Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials Citigroup files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Citigroup. Additional information about Citigroup may be obtained by accessing the Citigroup website at http://www.citigroupinfo.com.

         The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

         Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

        o Citigroup's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998.

        o Citigroup's Quarterly Reports on Form 10-Q, for the quarters ended March 31, 1999 and June 30, 1999.

        o Citigroup's Current Reports on Form 8-K, dated January 25, 1999, March 26, 1999, April 19, 1999, May 6, 1999, July 19, 1999, October
           18, 1999 and October 26, 1999.

        o the description of Citigroup's common stock contained in Citigroup's registration statement on Form 8-B, dated May 10, 1988, as updated by the description of Citigroup's common stock contained in Citigroup's registration statement on Form S-4 dated June 11, 1998 -- registration no. 333-56589, and any amendment or reports filed for the purpose of further updating such description.

         All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus will be incorporated by reference in this prospectus from the date of filing of those documents.

         You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

         Treasurer
         Citigroup Inc.
         153 East 53rd Street
         New York, NY 10043
         (212) 559-1000

         You should rely only on the information provided in this prospectus as well as the information incorporated by reference. Citigroup has not authorized anyone to provide you with different information. Citigroup is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                                  LEGAL MATTERS

         Citigroup's General Counsel -- Corporate Law, Stephanie B. Mudick, has passed upon the validity of the shares issued under the Plan. Ms. Mudick beneficially owns or has rights to acquire an aggregate of less than 1% of Citigroup's common stock.

                                     EXPERTS

         The consolidated financial statements of Citigroup as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements are included in Citigroup's annual report on Form 10-K, as amended, for the year ended December 31, 1998, and incorporated by reference in this prospectus. The report of KPMG LLP also is incorporated by reference in this prospectus. This report states that KPMG LLP did not audit the consolidated financial statements of Salomon Inc and its subsidiaries for the year ended December 31, 1996, appearing in Salomon Inc's annual report on Form 10-K for the year ended December 31, 1996. The report also states that their opinion regarding any amounts derived from the Salomon financial statements is based on the report of Arthur Andersen LLP. The consolidated financial statements of Citigroup referred to above are incorporated by reference in this prospectus in reliance upon such reports and upon the authority of said firms as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

ANNEX A


                        TRAVELERS PROPERTY CASUALTY CORP.
              AGENCY CAPITAL ACCUMULATION PLAN FOR CITIGROUP STOCK
                             AS OF NOVEMBER 1, 1999

SECTION 1.  PURPOSE OF THE PLAN.

         The name of this plan is TRAVELERS PROPERTY CASUALTY CORP. AGENCY CAPITAL ACCUMULATION PLAN FOR CITIGROUP STOCK (the "Plan"). The purpose of the Plan is to enable Travelers Property Casualty Corp., a Delaware corporation ("Travelers"), a majority-owned indirect subsidiary of CITIGROUP INC., a Delaware corporation ("Citigroup"), and its Subsidiaries to attract, retain and motivate Agencies (as hereinafter defined), to compensate them for their contributions to the growth and profits of Citigroup and to encourage ownership of common stock, par value $.01 per share (the "Common Stock"), of Citigroup on the part of such Agencies. The Plan provides incentives to participating Agencies which are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of Citigroup. Unless otherwise determined by the Committee (as hereinafter defined), the Plan will operate in conjunction with the Travelers Property Casualty Corp. Agency Capital Accumulation Plan ("TAP CAP Plan") under which awards are made consisting of Common Stock and restricted common stock of Travelers Property Casualty Corp.

SECTION 2.  DEFINITIONS.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "AGENCIES" means independent property-casualty insurance agencies appointed by the Insurance Companies to represent the Insurance Companies in the sale of insurance or otherwise.

         (b) "AGENCY STOCK" means shares of Common Stock awarded pursuant to
         Section 6.

         (c) "AGENCY STOCK AWARD AGREEMENT" shall have the meaning ascribed to such term in Section 6(c).

         (d) "ANNUAL PREMIUM" with respect to any given year means the annual written property-casualty premium (Eligible Premium or Eligible Net Written Premium) (as defined in the Agency Performance Plus Agreements) between a Participant and any of the Insurance Companies.

         (e) "BASE YEAR" shall have the meaning ascribed to such term in Section 3(a).

         (f) "CAUSE" means conduct by a Participant that materially breaches such Participant's agreement with the Insurance Companies or that is demonstrably injurious to Travelers, Citigroup or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to (i) disclosing or misusing any confidential information pertaining to Travelers,

         Citigroup or a Subsidiary or (ii) disparaging Travelers, Citigroup, any Subsidiary or any of their respective officers or directors. The determination of whether any conduct, action or failure to act constitutes "Cause" shall be made by the Travelers Committee in its discretion.

         (g) "CITIGROUP" shall have the meaning ascribed to such term in
         Section 1.

         (h) "CITIGROUP BOARD" means the Board of Directors of Citigroup.

         (i) "COMMITTEE" means the Personnel, Compensation and Directors Committee of the Citigroup Board or any subcommittee or designee thereof.

         (j) "COMMON STOCK" shall have the meaning ascribed to such term in
         Section 1.

         (k) "ELIGIBLE AGENCIES" shall have the meaning ascribed to such term in
         Section 3(a).

         (l) "INSURANCE COMPANIES" means The Travelers Indemnity Company, Travelers Casualty and Surety Company and the Standard Fire Insurance Company and their respective property-casualty subsidiaries and affiliates.

         (m) "LINE" means a line of business such as Commercial Lines, Personal Lines or Bond.

         (n) "PARTICIPANT" means an Eligible Agency that elects to participate in the Plan.

         (o) "PERFORMANCE PLUS" means the Performance Plus Payment described in the Bond and Commercial Lines Performance Plus Agreements and/or the Participation Payment described in the Personal Lines Performance Plus Agreement or any similar or successor agreement for each Line.

         (p) "PLAN" shall have the meaning ascribed to such term in Section 1.

         (q) "PRODUCER" means, with respect to any Agency, a property-casualty insurance sales agent who is a principal or employee of such Agency.

         (r) "RESTRICTED AGENCY STOCK AWARD AGREEMENT" shall have the meaning ascribed to such term in Section 5(b).

         (s) "RESTRICTED PERIOD" means the three-year period (or such other period determined by the Committee) together with any extension thereof approved pursuant to the Plan, commencing on the date of an award of Restricted Agency Stock;

         (t) "RESTRICTED AGENCY STOCK" means shares of Common Stock that are subject to the restrictions and potential forfeiture set forth in
         Section 5.

         (u) "SUBSIDIARY" means any entity at least one-half of whose outstanding voting stock, or beneficial ownership for entities other than corporations, is owned, directly or indirectly, by Travelers, or which is otherwise controlled directly or indirectly by Travelers.

         (v) "TRAVELERS" shall have the meaning ascribed to such term in
         Section 1.

         (w) "TRAVELERS BOARD" means the Board of Directors of Travelers.

SECTION 3.  ELIGIBILITY AND PARTICIPATION.

         (a) RESTRICTED AGENCY STOCK. Agencies that earn the minimum Performance Plus and are selected from time to time by the Committee, in its discretion ("Eligible Agencies"), shall be eligible to participate in the Plan and receive one or more awards of Restricted Agency Stock. The minimum Performance Plus that must be earned for the calendar year for which such Performance Plus is earned (the "Base Year") before a Restricted Agency Stock award can be elected is currently $5,000 in respect of the Line to which such Performance Plus relates, but the Committee may, in its discretion, provide for alternative minimum Performance Plus that must be earned. Commercial Lines, Personal Lines and Bond are not aggregated for this purpose.

         (b) AGENCY STOCK. Eligible Agencies that are selected from time to time by the Committee, in its discretion, shall be eligible to receive one or more awards of Agency Stock under the Plan.

SECTION 4.  AMOUNT AND FORM OF AWARDS.

         (a) RESTRICTED AGENCY STOCK. Eligible Agencies that make a timely election may be awarded Restricted Agency Stock in such amounts as are described below. For Eligible Agencies electing to participate, unless otherwise determined by the Committee, the amount of any award of Restricted Agency Stock that may be elected shall be divided between this Plan and the TAP CAP Plan as determined by the Committee and in total shall not be less than an amount equal to 10% of Performance Plus and not more than an amount equal to 50% of Performance Plus; provided, that any such election and award shall be separately determined with respect to Performance Plus for each of Commercial Lines, Personal Lines and Bond. An election to receive Restricted Agency Stock shall be of no force and effect unless made in accordance with the administrative procedures established by the Committee from time to time, including, without limitation, timely receipt by Travelers of an annual election form from the Eligible Agency. Awards of Restricted Agency Stock shall be granted at such time as the Committee may in its discretion determine, and the Committee may also in its discretion provide for alternative methods for grants of awards including but not limited to alternative minimum and maximum awards and other terms and conditions of awards. Awards of Restricted Agency Stock will be made in lieu of cash payment of a percentage of the Participant's Performance Plus.

         (b) AGENCY STOCK. Eligible Agencies that are selected by the Committee pursuant to Section 3(b) may be awarded Agency Stock in such amounts as are determined by the Committee in its discretion. Awards of Agency Stock shall be granted to those Eligible Agencies (which need not be Participants under the Plan) at such time as the Committee may in its discretion determine, without the making of any election on the part of the recipient. Awards of Agency Stock will be in addition to any cash or other compensation, including awards of Restricted Agency Stock, if any, otherwise payable to the Eligible Agency selected to receive such award.

         (c) The number of shares of Common Stock which may be issued under the Plan, either as Restricted Agency Stock or Agency Stock, shall be equal to Three Hundred Thousand (300,000) shares of Common Stock, subject to adjustment as provided in Section 8. Common Stock issued pursuant to Awards granted under the Plan may be either authorized but unissued shares or previously issued shares reacquired by Citigroup, or both. In the event Restricted Agency Stock is forfeited prior to the end of the Restricted Period, the shares of Common Stock called for by such award of Restricted Agency Stock will become available for future awards.

SECTION 5.  RESTRICTED AGENCY STOCK.

         (a) The number of shares of Restricted Agency Stock awarded to a Participant under the Plan shall be determined by a formula or formulas approved by the Committee, which will take into account elections made under the Plan. In order to reflect the impact of the restrictions on the value of the Restricted Agency Stock, as well as the possibility of forfeiture of the Restricted Agency Stock, the fair market value of Common Stock shall be discounted at 25% in determining the number of shares of Restricted Agency Stock to be awarded. The Committee may, where it deems appropriate, and in its discretion, provide for an alternative discount rate. For purposes of this Plan, the fair market value of Common Stock for an award will be the average of the Common Stock's closing prices on the Composite Tape of the New York Stock Exchange, Inc. for the five
(5) trading days prior to the date of the award. The dollar value of an award will be divided by the discounted market value to determine the number of shares of Restricted Agency Stock in an award. The value of fractional shares will be paid currently in cash. In the event the Committee provides for alternative methods for grants of awards, the Committee may, in its discretion, provide for alternative methods of determining the fair market value of the Common Stock for such awards, and may also provide for alternative forfeiture provisions. In the event there is an adjustment to the Performance Plus after the date of an award of Restricted Agency Stock under the Plan, Travelers may pay the adjustment amount entirely in cash.

         (b) Unless the Committee determines otherwise, a Participant will not have any rights with respect to an award of Restricted Agency Stock unless or until such Participant has executed an agreement evidencing the award in form and substance satisfactory to the Committee (a "Restricted Agency Stock Award Agreement") and has delivered a fully executed copy thereof to Travelers. Each Participant that is awarded Restricted Agency Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Agency Stock. In the event a certificate is not issued in the name of a Participant, a "book entry" (i.e., a computerized or manual entry) will be made in the records of Citigroup to evidence the award of shares of Restricted Agency Stock to such Participant. Such Citigroup records shall, absent manifest error, be binding on the Participants. Each certificate, if any, registered in the name of a Participant shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award, substantially in the following form:

         "The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Travelers Property Casualty Corp. Agency Capital Accumulation Plan for Citigroup Stock and a Restricted Agency Stock Award Agreement entered into between the registered owner and Travelers Property Casualty Corp. Copies of such Plan and Agreement are on file in the offices of Travelers Property Casualty Corp."

         Any stock certificate issued in the name of a Participant evidencing shares of Restricted Agency Stock will be held in the custody of Citigroup until the restrictions thereon shall have lapsed, and, as a condition of such issuance of a certificate for Restricted Agency Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.

         (c) The shares of Restricted Agency Stock awarded pursuant to this
Section 5 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of the Plan and the Restricted Agency Stock Award Agreements, during the Restricted Period the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Agency Stock awarded under the Plan. The foregoing shall not prohibit a Participant from entering into agreements with its Producers with respect to rights and obligations associated with the Restricted Agency Stock; provided, however, that Producers shall have no rights hereunder and neither the Committee, Travelers, Citigroup nor any of their Subsidiaries or affiliates nor any of their respective directors, officers or employees shall have any liability thereunder or with respect thereto. The Committee may, in its discretion, (x) initially provide for an alternative Restricted Period or alter the Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions and (z) provide for the lapse of any such restrictions in installments and accelerate or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its discretion.

                  (ii) Unless the Committee in its discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of its shares of Restricted Agency Stock during the Restricted Period, in accordance with paragraph (e) of this Section 5. The Participant shall have the right during the Restricted Period to receive any regular dividends or dividend equivalents on such shares of Restricted Agency Stock. The Committee shall in its discretion determine the Participant's rights with respect to extraordinary dividends or distributions on the shares of Restricted Agency Stock.

                  (iii) Shares of Common Stock shall be delivered to the Participant either in certificate form or by crediting the Participant's brokerage account at Salomon Smith Barney Inc. promptly after, and only after, the Restricted Period has expired (or such earlier time as the restrictions may lapse in accordance with paragraph
         (c)(i) of this Section 5) so long as there has been no event resulting in forfeiture of such award of Restricted Agency Stock. After the restrictions lapse, the Participant may, instead of receiving all of the Common Stock, direct Travelers, in writing, to issue certificates to particular Producers or credit the brokerage accounts of such specified Producers at Salomon Smith Barney Inc. with all or a portion of the Common Stock; provided, however, that neither the Committee, Travelers or Citigroup nor any of their subsidiaries or affiliates nor any of their perspective directors, officers or employees shall have any liability to any Agency or Producer with respect to such issuance.

         (d) Subject to the provisions of paragraph (c)(i) of this Section 5, the following provisions shall apply to a Participant's shares of Restricted Agency Stock prior to the end of the Restricted Period (including extensions):

         Each award of Restricted Agency Stock shall be subject to forfeiture based upon a separate determination of performance in respect of the Line in which the award was originally granted. In the event that in any of the calendar years during the Restricted Period immediately following the Base Year such Participant's Annual Premium with Travelers and the Insurance Companies is reduced by 50% or more in Commercial Lines, Personal Lines or Bond compared to such Participant's Annual Premium (in the applicable Line) with Travelers and such Insurance Companies in the Base Year (as adjusted, if applicable, as provided below), such Participant will forfeit all Restricted Agency Stock awarded with respect to such Base Year related to the Line in which the Annual Premium was reduced. Forfeiture determinations will be made separately for each award with reference to the applicable Base Year and Line for that award. In addition, unless the Committee in its discretion shall determine otherwise, failure by a Participant to maintain its agency agreement with the Insurance Companies throughout the Restricted Period will result in forfeiture of all Restricted Agency Stock previously awarded to such Participant. Upon forfeiture, the Participant will have no further rights in the Restricted Agency Stock or the Performance Plus in respect of which the Restricted Agency Stock was awarded. The determination of whether there is a reduction in Annual Premiums in any given year compared to the applicable Base Year resulting in forfeiture will be based on Annual Premiums in the Line in which the Restricted Agency Stock was awarded, and will be made by the Committee, in its discretion. In the event any reduction in Annual Premiums resulting in forfeiture is the result of the Insurance Companies terminating the Participant's appointment other than for Cause, the restrictions on all Restricted Agency Stock previously awarded to such Participant in respect of the Line for which the appointment was terminated will immediately lapse. In the event any reduction in Annual Premiums resulting in forfeiture is the result of the Insurance Companies withdrawing from a Commercial Lines, Personal Lines or Bond market or product that is material to a Participant, all determinations of forfeiture with respect to such Participant under this Section 5 shall be recalculated and the Participant's Base Year Annual Premium in the applicable Line shall be reduced by the percentage of the prior calendar year Annual Premium that was attributable to the market or product withdrawn; provided, however, that if the reduction is 90% or more, the restrictions on all Restricted Agency Stock previously awarded to such Participant in respect of the Line in which the Annual Premium was so reduced will immediately lapse. For these purposes, (i) whether a "withdrawal" has occurred will be a determination made by the Committee in its discretion and (ii) "material" shall be deemed to be 10% of that Participant's Annual Premium writings with the Insurance Companies with respect to the Line in which the Annual Premium was reduced; provided, however, that the Committee shall have discretion to deem any other circumstances or event to be a material withdrawal.

         (e) Unless the Committee in its discretion shall determine otherwise at or prior to the time of the grant of any award of Restricted Agency Stock, during the Restricted Period the shares of Restricted Agency Stock shall be voted by Travelers senior administrative officer in charge of administering the Plan, or such other person as the Committee may designate (the "Plan

Administrator"), and the Plan Administrator shall vote such shares in accordance with instructions received from Participants. Shares as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received from the Participants in the Plan.

SECTION 6.  AGENCY STOCK.

         (a) The number of shares of Agency Stock awarded to an Eligible Agency under the Plan may be determined by a formula or formulas approved by the Committee or may be determined by the Committee individually on a case by case basis. Shares of Agency Stock awarded to Eligible Agencies pursuant to the Plan will generally not be subject to the restrictions or conditions set forth in
Section 5; provided, however, that if the Committee so determines, such shares may be subject to sale or other restrictions.

         (b) Each Eligible Agency that is awarded Agency Stock shall be issued a stock certificate in respect of such shares of Agency Stock or may have the shares credited to the Eligible Agency's account at Salomon Smith Barney Inc. The Eligible Agency may direct Citigroup in writing to issue all or a portion of such shares of Agency Stock in the name or to the brokerage account of its specified Producers; provided, however, that neither the Committee, Travelers or Citigroup nor any of their Subsidiaries or affiliates or any of their respective officers, directors or employees shall have any liability to any Agency or Producer with respect to such issuance.

         (c) If the Committee determines to subject any shares of Agency Stock to sale or other restrictions, unless the Committee determines otherwise, the Eligible Agency that is granted the award that is so subject shall not have any rights with respect to such award of Agency Stock unless or until such Agency has executed an agreement evidencing the award in form and substance satisfactory to the Committee (an "Agency Stock Award Agreement") and has delivered a fully executed copy thereof to Travelers. In the event an Eligible Agency is awarded Agency Stock that is subject to sale or other restrictions, the certificate registered in the name of the Eligible Agency shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award. The Committee shall require that any stock certificate issued in the name of an Eligible Agency evidencing shares of Agency Stock that are subject to sale or other restrictions be held in the custody of Citigroup until the restrictions thereon shall have lapsed, and that, as a condition of such issuance of a certificate for Agency Stock, the Eligible Agency shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.

SECTION 7.  ADMINISTRATION.

         The Plan shall be administered by the Committee.

         The Committee shall have the power and authority to make awards of Restricted Agency Stock and Agency Stock pursuant to the terms of the Plan.

         In particular, the Committee shall have the authority:

         (a)      to select those Agencies that are Eligible Agencies;

         (b) to determine the minimum Performance Plus that must be earned before a Restricted Agency Stock award can be elected hereunder;

         (c) to determine whether and to what extent Restricted Agency Stock is to be granted to Eligible Agencies hereunder;

         (d) to determine the minimum and maximum percentage of Performance Plus payable in Restricted Agency Stock that can be elected hereunder;

         (e) to select those Eligible Agencies that are to receive Agency Stock hereunder;

         (f) to determine whether and to what extent Agency Stock is to be granted to Eligible Agencies hereunder;

         (g) to determine the number of shares of Common Stock to be covered by each award granted hereunder;

         (h) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder; and

         (i) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instructions and forms of agreements evidencing the Restricted Agency Stock and Agency Stock.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including Travelers, Eligible Agencies and the Participants. The Committee may delegate some or all of its authority over the administration of the Plan to any other persons or a committee. Unless the Committee determines otherwise, authority over the administration of the Plan is hereby delegated to the Nominations, Compensation and Corporate Governance Committee of the Board of Directors of Travelers Property Casualty Corp. which may delegate some or all of its authority over the administration of the Plan to any other persons or a Committee.

SECTION 8.  ADJUSTMENTS UPON A CHANGE IN COMMON STOCK.

         In the event of any change in the outstanding Common Stock of Citigroup by reason of any stock split, stock dividend, distribution, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if in the determination of the Committee such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(c), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

SECTION 9.  AMENDMENT AND TERMINATION.

         The Plan may be amended or terminated at any time and from time to time by the Travelers Board. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Eligible Agency with respect to any Restricted Agency Stock or Agency Stock theretofore granted without such Eligible Agency's written consent. Subject to the foregoing limitations, the Committee shall have the authority to amend certain Plan provisions to the extent necessary to permit participation in the Plan by Agencies that are located outside of the United States on terms and conditions which are comparable to those afforded to Agencies located within the United States.

SECTION 10.  GENERAL PROVISIONS.

         (a) All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law.

         (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Agency any right to continue to represent the Insurance Companies in the sale of insurance or otherwise, as the case may be, nor shall it interfere in any way with the right of Travelers or any of the Insurance Companies to terminate the agency relationship with any of its Agencies at any time. Nothing contained herein is intended or shall be construed to modify or supersede the terms of any existing contracts between an Agency and the Insurance Companies, including but not limited to any agency agreement, any profit sharing or performance plus agreement or any agency benefits agreement.

         (c) No member of the Citigroup Board, the Travelers Board or the Committee, nor any officer, director or employee of Citigroup or Travelers acting on behalf of Citigroup Board or the Travelers Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan and all members of the Travelers Board and the Citigroup Board and the Committee and each and any officer or employee of Travelers or Citigroup acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by Travelers or Citigroup or the Insurance Companies, as the case may be, in respect of any such action, determination or interpretation.

         (d) An Eligible Agency's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Eligible Agency in the Plan shall be subject to any obligation or liability of such Eligible Agency. Notwithstanding the foregoing, a Participant may designate a successor in interest to its rights and interest under the Plan if such successor is an Eligible Agency or is designated by the Committee as an Eligible Agency and agrees to all of the terms hereof and under the applicable Restricted Agency Stock Award Agreement and Agency Stock Award Agreement, subject to the Committee's consent.

         (e) Travelers and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income taxes or other amounts required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Travelers to cause Citigroup to issue Common Stock upon the lapse of restrictions on Restricted Agency Stock or upon the grant of an award of Agency Stock that the Eligible Agency pay to Travelers, upon its demand, such amount as may be requested by Travelers for the purpose of satisfying any liability to withhold federal, state or local income taxes or other amounts. If the amount requested is not paid, Travelers may refuse to cause Citigroup to issue shares.

         (f) Notwithstanding anything to the contrary contained herein, upon a "Change of Control" (defined below), the restrictions on each award of Restricted Agency Stock and Agency Stock (if any) shall immediately lapse. "Change of Control" shall mean the occurrence of any of the following, unless such occurrence shall have been approved or ratified by at least a two-thirds (2/3) vote of the Continuing Directors (defined below): (A) any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Citigroup or any affiliates thereof, shall have become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of shares of stock of Citigroup having twenty five percent (25%) or more of the total number of votes that may be cast for election of the directors of Citigroup, or (B) there shall have been a change in the composition of the Board such that at any time a majority of the Board shall have been members of the Board for less than twenty-four (24) months, unless the election of each new director who was not a director at the beginning of the period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period, or who were approved as directors pursuant to the provisions of this paragraph (the "Continuing Directors").

         (g) All claims and disputes between an Agency and Travelers or Citigroup or any of the Insurance Companies arising out of the Plan or any award granted hereunder shall be submitted to arbitration in accordance with the rules and procedures of the American Arbitration Association. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The award rendered by the arbitrator shall be made in accordance with the Plan, shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section 10(g) shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

         (h) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

         (i) No Common Stock or other securities shall be issued hereunder unless counsel for Citigroup shall be satisfied that such issuance will be in compliance with all applicable federal, state and international securities statutes, rules and regulations.

         (j) If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

         (k) Each Restricted Agency Stock Award Agreement and Agency Stock Award Agreement, if any (together, the "Award Agreements"), is entered into by the Agency and Travelers and the Agency's Producers are not a party to it and have no rights thereunder or hereunder. Any arrangements or undertakings entered into between an Agency and such Agency's Producers establish rights and obligations solely between and among such parties and do not create any obligations on the part of or bind Citigoup, Travelers or any of their subsidiaries or affiliates, which shall have no liability thereunder. The Producers must look to the Agencies, and not to Travelers, Citigroup or any of their subsidiaries or affiliates, for the benefit of any obligations the Agencies may have undertaken pursuant to any arrangement and the Producers bear all risk with respect to the fulfillment by the Agencies of such obligations. This Plan and the Award Agreements are for the protection and benefit of Travelers, Citigroup and the Eligible Agencies and no other person shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection therewith.

SECTION 11.  EFFECTIVE DATE OF PLAN.

         The Plan shall be effective on November 1, 1999. The Plan shall remain effective until terminated by the Board in accordance with Section 9.

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

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses payable by Citigroup in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission registration fee.

         Registration Fee....................................         $  4,084
         Printing Fees.......................................            5,000
         Accountants' Fees and Expenses......................           15,000
         Miscellaneous.......................................              416
                                                                      --------
              Total..........................................         $ 24,500
                                                                      ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 4 of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

         Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 16. EXHIBITS.

(a) Exhibits

Exhibit
Number                      Description
-----                       -----------

5.1 Opinion of Stephanie B. Mudick, Esq., General Counsel -- Corporate Law, with respect to the legality of securities being registered.

23.1 Consent of Stephanie B. Mudick, Esq. (included in her opinion filed as Exhibit 5.1).

23.2   Consent of KPMG LLP.

23.3   Consent of Arthur Andersen LLP.

24.1   Powers of Attorney of certain directors of Citigroup.

99.1 The Travelers Property Casualty Corp. Agency Capital Accumulation Plan for Citigroup Stock, included as Annex A to the Prospectus included as part of this Registration Statement.


ITEM 17. UNDERTAKING.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Citigroup Inc. pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Citigroup Inc.'s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 1st day of November, 1999.

                                           CITIGROUP INC.


                                           By:  /s/ Heidi G. Miller
                                              ----------------------------
                                                  Heidi G. Miller
                                                  Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on this 1st day of November, 1999.


          SIGNATURE              TITLE
          ---------              -----


      /s/ John S. Reed           Chairman of the Board, Co-Chief  Executive
------------------------------   Officer (Principal Executive Officer) and
       John S. Reed              Director


   /s/ Sanford I. Weill          Chairman of the Board, Co-Chief  Executive
------------------------------   Officer (Principal Executive Officer) and
     Sanford I. Weill            Director


    /s/ Heidi G. Miller
------------------------------   Chief Financial Officer
      Heidi G. Miller            (Principal Financial Officer)


    /s/ Irwin Ettinger
------------------------------   Chief Accounting Officer
       Irwin Ettinger            (Principal Accounting Officer)


    /s/ Roger W. Trupin          Controller
------------------------------   (Principal Accounting Officer)
      Roger W. Trupin

          SIGNATURE              TITLE
          ---------              -----


             *
------------------------------   Director
   C. Michael Armstrong

             *
------------------------------   Director
     Alain J.P. Belda

             *
------------------------------   Director
     Kenneth J. Bialkin


------------------------------   Director
      Kenneth T. Derr


------------------------------   Director
      John M. Deutch

             *
------------------------------   Director
     Ann Dibble Jordan

             *
------------------------------   Director
        Reuben Mark

             *
------------------------------   Director
     Michael T. Masin

             *
------------------------------   Director
     Dudley C. Mecum

             *
------------------------------   Director
     Richard D. Parsons

          SIGNATURE              TITLE
          ---------              -----


             *
------------------------------   Director
    Andrall E. Pearson


------------------------------   Director
     Robert E. Rubin

             *
------------------------------   Director
     Robert B. Shapiro

             *
------------------------------   Director
    Franklin A. Thomas

             *
------------------------------   Director
    Edgar S. Woolard, Jr.

             *
------------------------------   Director
     Arthur Zankel


*By:  /s/ Heidi G. Miller
------------------------------
          Heidi G. Miller
          Attorney-in-fact

                                    EXHIBITS


5.1 Opinion of Stephanie B. Mudick, Esq., General Counsel -- Corporate Law, with respect to the legality of the securities being registered.

23.1 Consent of Stephanie B. Mudick, Esq. (included in her opinion filed as Exhibit 5.1).

23.2  Consent of KPMG LLP.

23.3  Consent of Arthur Andersen LLP.

24.1  Powers of Attorney of certain directors of Citigroup.

99.1 The Travelers Property Casualty Corp. Agency Capital Accumulation Plan for Citigroup Stock, included as Annex A to the Prospectus included as part of this Registration Statement.

EXHIBIT 5.1


                                                                November 1, 1999


Citigroup Inc.
153 East 53rd Street
New York, NY  10043

Ladies and Gentlemen:

         I am General Counsel -- Corporate Law and Assistant Secretary of Citigroup Inc., a Delaware corporation (the "Company"). I have acted as counsel to the Company in connection with the preparation and filing of a Form S-3 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of three hundred thousand (300,000) shares of common stock, $.01 per share par value (the "Shares"), of the Company relating to the Travelers Property Casualty Corp. Agency Capital Accumulation Plan for Citigroup Stock (the "Plan").

         In connection with the foregoing, I or attorneys under my supervision have examined the minute books and stock records of the Company, the Restated Certificate of Incorporation and By-Laws of the Company, as amended, the Registration Statement, the Plan and resolutions duly adopted by the Board of Directors of the Company relating to the Plan. In addition, I or attorneys under my supervision have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified to my satisfaction such additional facts as I have deemed necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or facsimile copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, I am of the opinion that the Shares to be issued under the Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

         My opinion is limited to matters governed by the Federal laws of the United States of America and the General Corporation Law of the state of Delaware. I am not admitted to the practice of law in the state of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading, "Legal Matters". In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,


                                              /s/ Stephanie B. Mudick
                                              -----------------------
                                              Stephanie B. Mudick
                                              General Counsel -- Corporate Law

EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 ("Registration Statement") of Citigroup Inc. of our report dated January 25, 1999, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is included in the annual report on Form 10-K, as amended, of Citigroup Inc. for the year ended December 31, 1998 and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG LLP



New York, New York
November 1, 1999

EHXIBIT 23.3

                               ARTHUR ANDERSEN LLP


The Board of Directors
Citigroup Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-3 Registration Statement of Citigroup Inc. (the "Registration Statement"), of our report dated March 13, 1997, relating to the consolidated statement of financial condition of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K, as amended, of Citigroup Inc. for the year ended December 31, 1998 and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ ARTHUR ANDERSEN LLP



New York, New York
November 1, 1999

EXHIBIT 24.1


                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ C. Michael Armstrong
------------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Alain J.P. Belda
--------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Kenneth J. Bialkin
----------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Ann Dibble Jordan
---------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Reuben Mark
---------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Michael T. Masin
--------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Dudley C. Mecum
-------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Richard D. Parsons
----------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Andrall E. Pearson
----------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Robert B. Shapiro
---------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Franklin A. Thomas
----------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Edgar S. Woolard, Jr.
-------------------------
(Signature)

                                POWER OF ATTORNEY

                                   (FORM S-3)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint John S. Reed, Sanford I. Weill, Heidi G. Miller, Charles O. Prince, III and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or any jurisdiction outside of the United States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.


IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of October, 1999.



/s/ Arthur Zankel
-----------------
(Signature)